UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2014

RTI International Metals, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-14437	51-2115953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor

1550 Coraopolis Heights Road

Pittsburgh, Pennsylvania 15108-2973

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(412) 893-0026

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 30, 2014, David P. Hess was elected to serve on the Board of Directors (the “Board”) of RTI International Metals, Inc. (the “Company”), effective immediately. Mr. Hess will also serve on the Compensation Committee of the Board, also effective immediately.

Mr. Hess previously served as the president of Pratt & Whitney, a division of United Technologies Corp., from January 1, 2009 through his retirement on January 1, 2014. During this time he was responsible for Pratt & Whitney’s global operations in the design, manufacture, and service of aircraft engines, space propulsion systems, and industrial gas turbines. Mr. Hess joined Pratt & Whitney after serving as president of Hamilton Sundstrand, the United Technologies division where he began his professional career in 1979. Mr. Hess guided Hamilton Sundstrand from 2005 through 2008 and was instrumental in securing major systems contracts on the Boeing 787, the Airbus A380, the F-35 Joint Strike Fighter, the Mitsubishi Regional Jet, the Embraer regional jet family, and Sikorsky’s CH-53K helicopter. Before becoming president, Mr. Hess headed Hamilton Sundstrand’s Aerospace Power Systems business segment, overseeing the Air Management Systems, Power Systems, and Electric Systems divisions as well as HS Nauka of Russia and Nord-Micro of Germany. Other roles he filled while at Hamilton Sundstrand include vice president and general manager of the Air Management and Power Systems divisions, with oversight of the auxiliary power unit, environmental control system, and fan product lines; as vice president of the Environmental Control Systems division, responsible for all environmental control system product lines; and as general manager of Hamilton Standard Commercial Aircraft Electronics Inc. in Colorado Springs, Colorado. Mr. Hess earned a bachelor’s degree in physics from Hamilton College, in Clinton, New York, and both a bachelor’s and a master’s degree in electrical engineering from Rensselaer Polytechnic Institute, in Troy, New York. In 1989 Mr. Hess was awarded an MIT Sloan Fellowship, earning a master’s degree in management in 1990.

The Board has determined that Mr. Hess will be an independent director under applicable New York Stock Exchange listing requirements. As a non-employee director of the Board, he will be entitled to receive the same standard compensation amounts paid to other non-employee directors for service on the Board and the Compensation Committee, as detailed in the RTI International Metals, Inc. Board of Directors Compensation Program referenced as Exhibit 10.11 to the Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission on March 18, 2014 (with such referenced information incorporated herein by reference).

Mr. Hess is not a party to any arrangements or understanding with any other person pursuant to which he was selected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, involving Mr. Hess, either directly or indirectly, that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

By:	/s/ Chad Whalen
Chad Whalen
General Counsel & Senior Vice President

Dated: October 31, 2014